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                                                                    Exhibit 23.1


                         Consent of Independent Auditors



The Board of Directors
Tegal Corporation:

We consent to incorporation by reference in the registration statement (No. 333-462) on Form S-8 of Tegal Corporation of our reports dated April 23,
1996, relating to the consolidated financial statements of Tegal Corporation as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended March 31, 1996, and the related schedule, which reports appear in the March 31, 1996 annual report on Form 10-K of Tegal Corporation.



                                            /s/ KPMG Peat Marwick LLP
                                            KPMG PEAT MARWICK LLP


Palo Alto, California
June 28, 1996